Exhibit 99.2

                            ULTRALIFE BATTERIES, INC.

                              AMENDED AND RESTATED
                          2004 LONG-TERM INCENTIVE PLAN

                      Original Plan Effective June 10, 2004
                    As Amended by the Board on July 26, 2004

      Section 1. Purpose.

      The Plan authorizes the Committee to provide Employees, Directors and Consultants of the Corporation and its Subsidiaries, who are in a position to contribute to the long-term success of the Corporation, with Stock and options to acquire Stock, in accordance with the terms specified herein. The Corporation believes that this incentive program will cause those persons to increase their interest in the Corporation's welfare and aid in attracting and retaining Employees, Directors and Consultants of outstanding ability.

      Section 2. Successor Plan.

      This Plan shall serve as the successor to the Ultralife Batteries, Inc. Amended and Restated 2000 Stock Option Plan (the "Predecessor Plan"), and no further stock options shall be made under the Predecessor Plan from and after the effective date of the Plan. All outstanding stock options under the Predecessor Plan immediately prior to the effective date of the Plan are hereby incorporated into the Plan and shall accordingly be treated as outstanding stock options under the Plan; provided, however, each such stock option shall continue to be governed solely by the terms and conditions of the instrument evidencing such stock option and interpreted under the terms of the Predecessor Plan, and, except as otherwise expressly provided herein, no provision of the Plan shall affect or otherwise modify the rights or obligations of holders of such incorporated stock options with respect to their acquisition of Stock, or otherwise modify the rights or the obligations of the holders of such stock options. Any Stock reserved for issuance under the Predecessor Plan in excess of the number of shares as to which stock options have been granted thereunder, plus any such shares as to which stock options granted under the Predecessor Plan may lapse, expire, terminate or be cancelled, shall be deemed available for issuance or reissuance under Section 4(a) hereof.

      Section 3. Definitions.

      Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth in this Section 3:

            (a) "Award" shall mean any Option, SAR, Stock Award or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Grantee by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

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            (b) "Award  Agreement"  shall  mean the  document  establishing  the terms, conditions, restrictions and limitations of an Award in addition to those established by the Plan and by the Committee's exercise of its administrative powers.

            (c) "Board" shall mean the Board of Directors of the Corporation.

            (d) "CEO" shall mean the Chief Executive Officer of the Corporation.

            (e)  "Change in  Control"  shall mean the  occurrence  of any of the following: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the voting power of the then outstanding securities of the Corporation; (ii) during any period of two consecutive calendar years there is a change of 25% or more in the composition of the Board in office at the beginning of the period except for changes approved by at least two-thirds of the Directors then in office who were Directors at the beginning of the period; (iii) the stockholders of the Corporation approve an agreement providing for (A) the merger or consolidation of the Corporation with another corporation where the stockholders of such corporation, immediately after the merger or consolidation, own shares entitling such stockholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect Directors by separate class vote) to which all stockholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors or where the members of the board of directors of such corporation, immediately after the merger or consolidation, constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or consolidation, or (B) the sale or other disposition of all or substantially all the assets of the Corporation, or a liquidation, dissolution or statutory exchange of the Corporation; or (iv) any person has commenced, or announced an intention to commence, a tender offer or exchange offer for 30% or more of the voting power of the then-outstanding securities of the Corporation.

            (f) "Code" shall mean the Internal Revenue Code of 1986 as it may be amended from time to time.

            (g) "Committee" shall mean the Compensation and Management Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided that the Committee shall consist of not less than two Directors who are "Non-Employee Directors," as that term is defined and interpreted pursuant to Rule 16b-3 under the Exchange Act. The Committee shall be appointed by and serve at the pleasure of the Board.

            (h) "Consultant" shall mean any consultant, advisor or independent contractor retained by the Corporation or its Subsidiaries.

            (i) "Control Person" shall mean any person who, as of the date of grant of an Option, owns (within the meaning of Section 422A(b)(6) of the Code) stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Corporation or of any Parent or Subsidiary.

            (j) "Corporation" shall mean Ultralife Batteries, Inc., a Delaware corporation.


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            (k) "Director" shall mean any member of the Board.

            (l) "Disability" shall mean permanent and total disability as defined by Section 22(e)(3) of the Code.

            (m) "Employee" shall mean any person employed by the Corporation or its Subsidiaries on a full or part-time basis, including Directors who are otherwise employed by the Corporation or its Subsidiaries.

            (n) "Exchange Act" shall mean the Securities Exchange Act of 1934 as it may be amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.

            (o) "Fair Market Value" shall mean for any day (i) if the Corporation is a registrant under Section 12 of the Exchange Act, the closing price of the Stock in the over-the-counter market, as reported through the National Association of Securities Dealers Automated Quotation System or, if the stock is listed or admitted to trading on any national securities exchange, the last reported sale price on such exchange or, (ii) if the Corporation is not a registrant under Section 12 of the Exchange Act, the price of the Stock will be determined by the Board on the date of grant but will not be less than the par value of such Stock.

            (p) "Grantee" shall mean an Employee, Director or Consultant granted an Award under the Plan.

            (q) "Immediate Family Member" shall mean the transferor and his or her spouse, children or grandchildren, whether natural, step or adopted children or grandchildren.

            (r) "ISO" shall mean an Option granted pursuant to the Plan to purchase shares of Stock and intended to qualify as an incentive stock option under Section 422 of the Code, as now or hereafter constituted.

            (s) "NQSO" shall mean an Option granted pursuant to the Plan to purchase shares of the Stock that is not an ISO.

            (t) "Non-Employee Director" shall mean a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act.

            (u) "Options" shall refer collectively to NQSOs and ISOs subject to the Plan.

            (v) "Parent" shall mean any parent (as defined in Section 425 of the Code) of the Corporation.

            (w) "Plan" shall mean this 2004 Long-Term Incentive Plan as set forth herein and as amended from time to time.

            (x) "SAR" shall mean a stock  appreciation right granted pursuant to
Section 8 hereof; a stock appreciation right shall entitle the Grantee to receive a payment equal to the appreciation in a stated number of shares of Stock from the exercise price for that stock


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appreciation  right to the Fair Market  Value of the stated  number of shares of
Stock on the date of exercise.

            (y) "Securities Act" shall mean the Securities Act of 1933 as it may be amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.

            (z) "Stock" shall mean shares of the Common Stock, par value $.10 per share, of the Corporation.

            (aa) "Stock Award" shall mean an award of shares of Stock or restricted shares of Stock granted pursuant to Section 9 hereof.

            (bb) "Subsidiary" shall mean any subsidiary (as defined in Section 425 of the Code) of the Corporation.

      Section 4. Shares of Stock Subject to the Plan.

      (a) In General. The maximum number of shares of Stock which shall be available for the grant or issuance of Awards under the Plan (including ISOs) during its term shall not exceed 750,000 (plus any shares of Stock which are or become available under Section 2 hereof, which shares shall also be available for the grant or issuance of Awards under the Plan); provided, however, that no more than 200,000 shares of Stock may be used for Awards other than Options or SARs. Such amounts shall be subject to adjustment as provided in Section 4(c) hereof. Any shares of Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of Stock, or are exchanged with the Committee's permission for Awards not involving Stock, shall be available again for grant under the Plan. Moreover, if the exercise price of any Award granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering shares of Stock to the Corporation (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered will be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. The shares of Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions. For the purpose of computing the total number of shares of Stock granted under the Plan, where one or more types of Awards, both of which are payable in shares of Stock, are granted in tandem with each other, such that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other, the number of shares granted under both Awards shall be deemed to be equivalent to the number of shares under one of the Awards.

            (b) Maximum Awards Payable. Subject to Section 4(c) hereof, and notwithstanding any provision contained in the Plan to the contrary, the maximum Award payable (or granted, if applicable) to any one Grantee under the Plan for a calendar year is 50,000 shares of Stock.

            (c) Adjustment Upon Changes in  Capitalization.  In the event of any
reclassification,   recapitalization,  merger,  consolidation,   reorganization,
issuance of  warrants,


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rights or debentures,  stock dividend,  stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares or any other change in corporate structure which in the judgment of the Committee materially affects the value of shares, then the Committee may determine the substitutions or adjustments to the maximum number of shares available for the grant or issuance of Awards under the Plan pursuant to Section 4(a) hereof, the maximum Award payable under Section 4(b) hereof, the number and class of shares and the exercise price per share set forth in any Award theretofore granted, or any other affected terms of an Award or the Plan as the Committee, in its sole discretion and without liability to any person, deems equitable or appropriate; provided, however, that no such adjustments shall be made to any ISO without the Grantee's consent, if such adjustment would cause such ISO to fail to qualify as such.

      Section 5. Administration of the Plan.

            (a) In General. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. The decisions of the Committee and its actions with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

            (b) Authority. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to:

                  (i) determine eligibility for participation in the Plan;

                  (ii) select the Grantees and determine the type of Awards to be made to Grantees, the number of shares of Stock subject to Awards and the terms, conditions, restrictions and limitations of the Awards, including, but not by way of limitation, restrictions on the transferability of Awards and conditions with respect to continued employment or performance criteria;

                  (iii) interpret the Plan or any Award Agreement;

                  (iv) construe any ambiguous provision, correct any default, supply any omission, and reconcile any inconsistency of the Plan or an Award Agreement;

                  (v) issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;

                  (vi) promulgate regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper;

                  (vii) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;


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                  (viii) promulgate rules and regulations regarding treatment of
Awards of a Grantee under the Plan in the event of such Grantee's death, disability, retirement, termination from the Corporation or breach of agreement by the Grantee, or in the event of a Change in Control of the Corporation;

                  (ix) to the extent permitted under the Plan, accelerate the vesting, exercise, or payment of an Award when such action or actions would be in the best interest of the Corporation;

                  (x)  subject  to  Section   5(d)   hereof,   grant  Awards  in
replacement of Awards previously granted under the Plan or any other executive compensation plan of the Corporation;

                  (xi) determine the terms and provisions of any Award Agreements entered into hereunder, including, a provision in an Award Agreement that requires, upon the occurrence of a Change in Control specified in Section 3(e)(iii) hereof, the cancellation for cash of outstanding Awards or the issuance of comparable replacement Awards granted by the successor entity in such event;

                  (xii) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan; and

                  (xiii) make all other determinations it deems necessary or advisable for the administration of the Plan, including factual determinations.

            (c) Delegation. The Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members, the CEO or other senior members of management as the Committee deems appropriate and may delegate all or any part of its responsibilities and powers to any such person or persons, provided that any such allocation or delegation be in writing; provided, however, that only the Committee, or other committee consisting of two or more Non-Employee Directors may select and grant Awards to Grantees who are subject to Section 16 of the Exchange Act. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

            (d) Repricing. Except for adjustments pursuant to Section 4(c) hereof, the Committee shall not reprice any Options or SARs unless such action is approved by the stockholders of the Corporation. For purposes of the Plan, the term "reprice" shall mean: (i) the reduction, directly or indirectly, in the per-share exercise price of an outstanding Option or SAR by amendment, cancellation or substitution; (ii) any action that is treated as a repricing under United States generally accepted accounting principles; (iii) canceling an Option or SAR when its exercise price exceeds the fair market value of the underlying Stock in exchange for another Option, SAR or other equity security (unless the cancellation and exchange occurs in connection with a merger, acquisition, or similar transaction); and (iv) any other action that is treated as a repricing by the rules or regulations of any stock exchange on which the securities of the Corporation are traded. Any amendment or repeal of this provision shall require the affirmative vote of a majority of shares of voting capital stock present at a stockholders meeting in person or by proxy and entitled to vote thereon.


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

      Section 6. Awards.

            (a) Eligibility. Subject to Section 5 hereof, all Employees, Directors and Consultants are eligible to participate in the Plan; provided, however, only Employees are eligible to receive ISOs. The Committee shall determine and designate from time to time those Employees, Directors and Consultants who are to be granted Awards, the nature of each Award granted and the number of shares of Stock subject to each such Award.

            (b) In General. Awards may, at the Committee's sole discretion, be paid in the form of Options pursuant to Section 7 hereof, SARs pursuant to
Section 8 hereof, Stock Awards pursuant to Section 9 hereof, or a combination thereof. Each Award shall be subject to the terms, conditions, restrictions and limitations of the Plan and the Award Agreement for such Award. Awards under a particular Section of the Plan need not be uniform and Awards under two or more Sections may be combined into a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Grantee.

            (c) Foreign Jurisdictions. With respect to Grantees who reside or work outside of the United States, the Committee may, in its sole and absolute discretion, amend the terms of the Plan or Awards with respect to such Grantees in order to conform such terms with the provisions of local law and practice or otherwise as deemed necessary or desirable by the Committee.

      Section 7. Stock Options.

            (a) In General. Awards may be granted in the form of Options. Options granted under the Plan may be of two types: ISOs and NQSOs. The Committee shall have the authority and discretion to grant to an eligible Employee either ISOs, NQSOs, or both, but shall clearly designate the nature of each Option at the time of grant. Consultants and Directors shall only receive NQSOs.

            (b) Terms of Options. An Option shall be exercisable in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. In addition to any such terms and conditions, the following terms and conditions shall apply to all Options granted under the
Plan:

                  (i) The exercise price per share of Stock subject to an Option shall be not less than 100% of the Fair Market Value of a share of the Stock on the date such Option is granted, except for Options granted in assumption of or substitution for outstanding awards previously granted by the Corporation or its affiliates or an entity that the Corporation acquires or with which the Corporation combines, in any case in a transaction contemplated by Section 4(c); provided, however, that the exercise price for any ISO granted to a Control Person shall not be less than 110% of such Fair Market Value.

                  (ii) The term of each Option shall be determined by the Committee, provided that no Option shall be exercisable more than ten years from the date such Option is granted, and provided further that no ISO granted to a Control Person shall be exercisable more than five years from the date of Option grant.


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                  (iii)   Notwithstanding   any  other  provisions  hereof,  the
aggregate Fair Market Value (determined at the time the ISO is granted) of the Stock with respect to which ISOs are exercisable for the first time by any Employee during any calendar year under all plans of the Corporation and any Parent or Subsidiary corporation shall not exceed $100,000.

            (c) Exercise of Options. Except as provided in Section 11 hereof, no Option granted to an Employee or Consultant shall be exercised unless at the time of such exercise the Grantee is then an Employee or Consultant. Upon exercise, the exercise price of an Option may be paid in cash, or, to the extent permitted by the Committee, by tendering, by either actual delivery of shares or by attestation, shares of Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Stock to exercise an Option. Options awarded under the Plan may also be exercised by way of a broker-assisted stock option exercise program, if any, provided such program is available at the time of the Grantee's exercise. Notwithstanding the foregoing or the provision of any Award Agreement, a Grantee may not pay the exercise price of an Option using shares of Stock if, in the opinion of counsel to the Corporation, (i) the Grantee is, or within the six months preceding such exercise was, subject to reporting under Section 16(a) of the Exchange Act, (ii) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Grantee to a substantial risk of liability under Section 16 of the Exchange Act, or
(iii) there is a substantial likelihood that the use of such form of payment would result in accounting treatment to the Corporation under generally accepted accounting principles that the Committee reasonably determines is adverse to the Corporation.

      Section 8. Stock Appreciation Rights.

            (a) In General. Awards may be granted in the form of SARs. SARs granted under the Plan may be of two types: an SAR granted in tandem with all or a portion of a related Option under the Plan ("Tandem SARs") or granted separately ("Freestanding SARs"). A Tandem SAR may be granted either at the time of the grant of the related Option or at any time thereafter during the term of the Option.

            (b) Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related Option is exercisable, and the "exercise price" of such a SAR (the base from which the value of the SAR is measured at its exercise) shall be the exercise price under the related Option. However, at no time shall a Tandem SAR be issued if the exercise price of its related Option is less than the Fair Market Value of the Stock, as determined by the Committee, on the date that the Tandem SAR is granted. If a related Option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the Option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related Option shall be canceled automatically to the extent of the number of shares covered by such exercise. All Tandem SARs shall expire not later than ten years from the date of the grant of the SAR.


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            (c)  Freestanding  SARs.  Freestanding  SARs shall be exercisable or automatically mature in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. The exercise price of a Freestanding SAR shall be defined in the Award Agreement for that SAR and shall be not less than 100% of the Fair Market Value of a share of Stock on the date of the grant of the Freestanding SAR. All Freestanding SARs shall expire not later than ten years from the date of grant of the SAR.

            (d) Exercise of SARs. Except as provided in Section 11 hereof, no SAR granted to an Employee or Consultant shall be exercised unless at the time of such exercise the Grantee is then an Employee or Consultant. The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR. Unless otherwise provided in an Award Agreement, an SAR may be paid in cash, shares of Stock or any combination thereof, as determined by the Committee, in its sole and absolute discretion, at the time that the SAR is exercised.

      Section 9. Stock Awards

            (a) In General. Awards may be granted in the form of Stock Awards. Stock Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.

            (b) Restrictions. The Committee may condition, restrict or limit the grant of a Stock Award on the achievement of enumerated performance objectives or, with respect to Stock Awards issued to an Employee or a Consultant, on such Employee's or Consultant's continued employment or service to the Corporation through a specified period of time. The restricted period specified in respect of any Stock Award shall not be less than three years, except that the Committee may (i) provide for the restricted period to terminate at any time after one year upon the attainment of performance-based objectives, and (ii) grant Stock Awards of up to 30,000 shares of Stock without regard to this limitation. Furthermore, the Committee may not terminate the restrictions applicable to outstanding Stock Awards except in connection with a Change in Control. The Committee may grant an unrestricted Stock Award only if the Committee determines that such Stock Award is made in lieu of all or a portion of salary or cash bonus of comparable value.

            (c) Rights as Stockholders. During the period in which any shares of Stock received pursuant to a Stock Award are subject to any restrictions, the Committee may, in its sole and absolute discretion, deny the Grantee to whom such shares have been awarded all or any of the rights of a stockholder with respect to such shares, including, but not by way of limitation, limiting the right to vote such shares or the right to receive dividends on such shares.

      Section 10. Payment of Awards.

            (a) In General. Absent a Plan or Award Agreement provision to the contrary, payment of Awards may, at the discretion of the Committee, be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions


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and/or limitations,  if any, as the Committee deems appropriate,  including,  in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions; provided, however, such terms, conditions, restrictions and/or limitations are not inconsistent with the Plan.

            (b) Withholding. The Corporation shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Grantee to pay to the Corporation such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Grantee to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of shares of Stock due as a result of such Award, or by permitting the Grantee to deliver to the Corporation, shares of Stock having a Fair Market Value equal to the minimum amount of such required withholding taxes. Notwithstanding the foregoing or the provision of any Award Agreement, a Grantee may not pay the amount of taxes required by law to be withheld using shares of Stock if, in the opinion of counsel to the Corporation, (i) the Grantee is, or within the six months preceding such exercise was, subject to reporting under Section 16(a) of the Exchange Act, (ii) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Grantee to a substantial risk of liability under Section 16 of the Exchange Act, or (iii) there is a substantial likelihood that the use of such form of payment would result in accounting treatment to the Corporation under generally accepted accounting principles that the Committee reasonably determines is adverse to the Corporation.

      Section 11. Effect of Termination of Relationship with the Corporation.

            (a) Committee Rules. The Committee shall have the authority to promulgate rules and regulations to determine the treatment of a Grantee's Awards under the Plan in the event of such Grantee's death, Disability, and termination. In addition, notwithstanding the provisions of this Section 11, the terms of an Award Agreement or the rules and regulations promulgated by the Committee and in effect from time to time, the Committee shall have the right to extend the period for exercise of any Option or SAR, provided such extension does not exceed the term of such Option or SAR.

            (b) Death. Unless otherwise decided by the Committee and provided in an Award Agreement, upon a Grantee's death prior to the complete exercise of the Options or SARs granted to him or her under the Plan, any remaining Options or SARs may be exercised in whole or in part within one year after the date of the Grantee's death and then only:

                  (i) by the beneficiary designated by the Grantee in a writing submitted to the Corporation prior to the Grantee's death, or in the absence of same, by the Grantee's estate or by or on behalf of such person or persons to whom the Grantee's rights pass under his or her will or the laws of descent and distribution,

                  (ii) to the extent that the Grantee would have been entitled to exercise the Option or SAR at the date of his or her death and subject to all of the conditions on exercise imposed by the Plan and the Award Agreement, and


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

                  (iii) prior to the expiration of the term of the Option or SAR.

            (c) Disability. Unless otherwise decided by the Committee and provided in an Award Agreement, upon a Grantee's Disability prior to the complete exercise of the Options or SARs granted to him or her under the Plan, any remaining Options or SARs may be exercised in whole or in part within one year after the date of the Grantee's Disability and then only:

                  (i) by the Grantee or his or her legal representative,

                  (ii) to the extent that the Grantee would have been entitled to exercise the Option or SAR on the date of his or her Disability, subject to all of the conditions on exercise imposed by the Plan and the Award Agreement, and

                  (iii) prior to the expiration of the term of the Option or SAR.

            (d) Other Termination. Unless otherwise decided by the Committee and provided in an Award Agreement, the termination of a Grantee's employment, consulting relationship or term of directorship with the Corporation for a reason other than the Grantee's death or Disability and prior to the complete exercise of the Options or SARs granted to him or her under the Plan, any remaining Options or SARs may be exercised in whole or in part within three months after the date of the Grantee's termination and then only:

                  (i) by the Grantee or his or her legal representative,

                  (ii) to the extent that the Grantee would have been entitled to exercise the Option or SAR on the date of his or her termination, subject to all of the conditions on exercise imposed by the Plan and the Award Agreement, and

                  (iii) prior to the expiration of the term of the Option or SAR.

            (e)  Treatment  of  Intra-Corporation  Transfers.  In the case of an
Employee or Consultant, the transfer between the Corporation and any Subsidiary shall not be deemed to be a termination of employment or consulting relationship, and a change from the status of an Employee to a Consultant or from a Consultant to an Employee shall not be deemed to be a termination of employment or consulting relationship.

      Section 12. General Provisions.

            (a) Award Agreement. Each Award grant shall be evidenced by a written Award Agreement containing such terms and conditions, not inconsistent with the Plan, as the Committee shall approve. The terms and provisions of Award Agreements may vary among Grantees and among different Awards granted to the same Grantee. Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates, with such restrictive legends and/or stop transfer instructions as the Committee deems appropriate.

            (b) No Right to Further Awards or Continued Service. The grant of an Award in any year shall not give the Grantee any right to similar grants in future years or any right to continue such Grantee's employment or consultant relationship with the Corporation or its Subsidiaries. All Grantees shall remain subject to discharge to the same extent as if the Plan were not in effect.

            (c) No Right, Title, or Interest in Corporation Assets. No Grantee shall have any rights as a stockholder as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name, and, in the case of restricted shares of Stock, such rights are granted to the Grantee under the Plan. To the extent any person acquires a right to receive payments from the Corporation under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Corporation and the Grantee shall not have any rights in or against any specific assets of the Corporation. All of the Awards granted under the Plan shall be unfunded and the Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Award.

            (d) Nonassignability.

                  (i) Except as  otherwise  determined  by the  Committee  or as otherwise provided in Section 12(d)(ii) hereof, no Award or other right under the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge except by will or the laws of descent and distribution, and an Award shall be exercisable during the Grantee's lifetime only by the Grantee.

                  (ii) The Committee shall have the discretionary authority to grant NQSOs or amend outstanding NQSOs to provide that they be transferable, subject to such terms and conditions as the Committee shall establish. In addition to any such terms and conditions, the following terms and conditions shall apply to all transfers of NQSOs:

                        (A) Except as otherwise permitted by the Committee, in its sole and absolute discretion, only Directors and corporate officers of the Corporation shall be permitted to transfer their NQSOs, and such individuals must be a Director or a corporate officer on the date of transfer.

                        (B) Transfers shall only be permitted to: (1) the transferor's Immediate Family Members; (2) a trust or trusts for the exclusive benefit of the transferor's Immediate Family Members; or (3) a family partnership or family limited partnership in which each partner is, at the time of transfer and all time subsequent thereto, either an Immediate Family Member or a trust for the exclusive benefit of one or more Immediate Family Members.

                        (C) All transfers shall be made for no consideration.

                        (D) Once a NQSO is transferred, any subsequent transfer of such transferred NQSO shall, notwithstanding Section 12(d)(i) hereof to the contrary, be permitted; provided, however, such subsequent transfer complies with all of the terms and conditions of this Section 12(d)(ii), with the exception of Section 12(d)(ii)(A) hereof.

                        (E) In order for a transfer to be effective, the Committee's designated transfer agent must be used to effectuate the transfer. The costs of such transfer agent shall be borne solely by the transferor.

                        (F) In order for a transfer in accordance with Section 12(d)(ii) to be effective, the transferor must agree in writing prior to the transfer on a form provided by the Corporation to pay any and all payroll and withholding taxes due upon exercise of the transferred NQSO. In addition, prior to the exercise of the transferred NQSO by the transferee, arrangements must be made by the Grantee with the Corporation for the payment of any and all payroll and withholding taxes.

                        (G) Upon transfer, a NQSO continues to be governed by and subject to the terms and conditions of the Plan. A transferee of a NQSO is entitled to the same rights as the Grantee to whom such NQSO was originally granted, as if no transfer had taken place. Accordingly, the rights of the transferee are subject to the terms and conditions of the original grant of the NQSO, including provisions relating to expiration date, exercisability, exercise price and forfeiture.

                        (H) The Corporation shall be under no obligation to provide a transferee with any notice regarding the transferred NQSO held by the transferee upon forfeiture or any other circumstance.

            (e) Regulatory Approvals and Listings. Notwithstanding any other provision of the Plan or Award Agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of Stock under the Plan prior to fulfillment of all of the following conditions:

                  (i) The listing, or approval for listing upon notice of issuance, of such shares on any securities exchange on which the Stock may then be traded;

                  (ii) Any registration or other qualification of such shares under any state or federal law or regulation, or other qualification which the Board shall, in its absolute discretion and upon the advice of counsel, deem necessary or advisable;

                  (iii) The obtaining of any other consent approval or permit from any state or federal government agency which the Board shall, in its absolute discretion and upon the advice of counsel, determine to be necessary or advisable; and

                  (iv) The execution by the Grantee (or the Grantee's legal representative) of such written representation that the Committee may in its sole discretion deem necessary or advisable to the effect that the shares then being purchased are being purchased for investment with no present intention of reselling or otherwise disposing of such shares in any manner which may result in a violation of the Securities Act and the placement upon certificates for such shares of an appropriate legend in connection therewith.

            (f) In the case of a grant of an Option to any Employee or Consultant of a Subsidiary, the Corporation may, if the Committee so directs, issue or transfer the shares covered by the Option to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares to the Employee or Consultant in accordance with the terms of the Plan and the Award Agreement relating to such Option.

            (g) Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

            (h) No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Corporation and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to the tax treatment of any Award, or that such tax treatment will apply to or be available to a Grantee on account of participation in the Plan.

            (i) Amendment or Termination. The Board may, at any time and for any reason, with or without prior notice, suspend, discontinue or terminate the Plan; provided, however, that no such action shall adversely affect the rights of Grantees to Awards previously granted hereunder. In addition, the Board may, at any time and for any reason, with or without prior notice, amend the Plan in any manner, but may not without stockholder approval, adopt any amendment which would: (i) increase the number of shares available under the Plan; (ii) expand the types of Awards available under the Plan; (iii) expand the class of persons eligible to participate in the Plan; (iv) extend the term of the Plan; (v) be a material amendment to the Plan, including, but not limited to, a change in the method of determining the exercise price of Options issued under the Plan; (vi) allow for repricing of Options or SARs issued under the Plan; (vii) terminate restrictions applicable to Awards (except in connection with a Grantee's death, Disability or termination of employment or in connection with a Change in Control); or (viii) require the vote of the stockholders if such approval is necessary or desirable in order to comply with tax, securities, or other applicable laws or regulations, including, but not limited to, the listing requirements of the stock exchanges on which the securities of Corporation are listed.

            (j) Duration of Plan. The Plan was approved by the Board on April 27, 2004, and became effective on June 10, 2004, upon the approval by the stockholders of the Corporation at the 2004 Annual Meeting of the Stockholders. Awards may not be granted under the Plan after June 9, 2014, but Awards theretofore granted may extend beyond that date.


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